Exhibit 10.38

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NUMBER FIVE TO

WAFER SUPPLY AGREEMENT

This Amendment Number Five (the "Amendment"), effective as of November 2nd, 2015 (the "Amendment Effective Date"), amends the Wafer Supply Agreement effective April 1, 2005, as amended by Amendment Number  One  effective  December  19,  2008,  Amendment  Number  Two  effective  September  13,  2010, Amendment number Three effective February 1, 2012, and Amendment number four effective April 1, 2015 (as amended the Agreement''') by and between:

(1) POWER INTEGRATIONS INTERNATIONAL LTD., a Cayman Islands corporation having a place of business at, P.O. Box 219 Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands ("Power Integrations")

and

(2) SElKO EPSON CORPORATION, a Japanese corporation having a place of business at 281 Fujimi, Fujimi-machi, Suwa-gun, Nagano-ken, 399-0293 Japan ("Seiko Epson").

RECITALS

WHEREAS, pursuant to the terms of the Agreement, Power Integrations grants to Seiko Epson licenses of certain of Power Integrations' intellectual property for the sole purpose of Power Integrations acquiring from Seiko Epson the fabrication and supply of wafers of certain power IC products; and

WHEREAS, Power Integrations and Seiko Epson desire to amend the terms of the Agreement; and

WHEREAS, in accordance with Section 18.10 of the Agreement, the Agreement may be amended only by an instrument in writing duly executed by authorized representatives of Seiko Epson and Power Integrations.

Now, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

Addition of Exhibit C: The Agreement is adding Exhibit C, which defines the terms for the addition of the [ * ] process family to Seiko Epson’s [ * ] production line.

Effective as of the Amendment Effective Date, all references in the Agreement to the "Agreement" or "this Agreement" shall mean the Agreement as amended by this Amendment. Except as expressly amended herein, the terms of the Agreement continue unchanged and shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be considered an original, but all of which counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives, effective as of the Amendment Effective Date,

SEIKO EPSON CORPORATION		Power Integrations International Ltd.

By:	/s/ Kazuhiro Takenaka	Signature:	/s/ Raja Petrakian

Name:	Kazuhiro Takenaka	Name:	Raja Petrakian

Title:	Deputy COO of SEIKO EPSON	Title:	President, PIIL

Exhibit C

[ * ] process to Seiko Epson [ * ] production lines

Seiko Epson will produce the [ * ] process family, consisting of:

●	[ * ]
●	[ * ]
●	[ * ]
●	[ * ]

to Seiko Epson’s production lines. The wafer prices for volume production of [ * ] wafers are as follows:

[ * ] Process	[ * ]	[ * ]
		Base price[ * ]	Base Price[ * ]
			Price-A [ * ] wfs/Mo.	Price-B [ * ] wfs/Mo.
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

Pricing: Pricing will be reviewed and mutually agreed to in writing on an annual basis.

●	The above prices are the Wafer’s Base_Price and are based on an exchange rate of [ * ]. The fluctuation in foreign exchange rate, as supplied by the Wall Street Journal will be shared equally by each part as follows F/X_Base=[ * ]

Initial F/X_RATE= [ * ]

Exchange rate adjustment program:

A new F/X_RATE is only established at the time of placing a PO for WAFERS if the Previous Month’s Average daily exchange rate is equal to or greater than [ * ] from the F/X_Base. The new F/X Rate will be set to the previous Month’s average exchange rate and will remain in effect for at least the month it was established.

The actual Purchase_Price for WAFERS, by WAFER TYPE, used at the time of order will be calculated by the following formula:

Purchase_Price = [ * ] * BASE_PRICE

Examples: For [ * ] WAFERS with a BASE PRICE of [ * ]

1. Nominal F/X Rate Example: F/X_Rate= in the range of [ * ]:
PURCHASE_PRICE= BASE_PRICE

2. Higher F/X Rate Example: New F/X_RATE- [ * ]:
PURCHASE _PRICE= [ * ]

3. Lower F/X Rate Example: New F/X_RATE= [ * ]:
PURCHASE_PRICE= [ * ]

Additional terms for [ *] wafers

Base price[ * ] is applicable until the cumulative number of wafers purchased reaches [ * ]. Base price[ * ] is applicable after the cumulative number of wafers purchased exceeds [ * ].

Seiko Epson is responsible for acquiring capital equipment to provide capacity with no additional investment from Power Integrations for the new processes, with the exception of the [ * ].

Processes [ * ] and [ * ] require a [ * ]. This Implanter will be provided by Power Integrations under a separate written agreement at such time as required to enable production of wafers in these processes. In addition , Power Integrations will cover the costs of 3rd party implant services, if required. The cost of the 3rd party implant service is [ * ] per implant batch of up to [ * ] wafers; in the event Power Integrations or Seiko Epson secure a lower cost service, the charge will be adjusted accordingly.

For Engineering wafers, until the first process is released to production, the price for each entry in the above table (i.e. the Base price) will be multiplied by [ * ]. After the first process is released to production, the Engineering price will be determined by multiplying the Purchase Price (according to the above formula) by [ * ].